REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Shareholders and Board of Trustees
Narragansett Insured Tax-Free Income Fund
New York, New York 10017


In planning and performing our audit of the financial
statements of Narragansett Insured Tax-Free Income Fund
as of and for the year ended June 30, 2009, in accordance
with the standards of the Public Company Accounting
Oversight Board (United States), we considered its
internal control over financial reporting, including
control activities for safeguarding securities, as a
basis for designing our auditing procedures for the
purpose of expressing our opinion on the financial
statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing an
opinion on the effectiveness of the Fund's internal
control over financial reporting.   Accordingly, we
express no such opinion.

The management of the Fund is responsible for establishing
 and maintaining effective internal control over financial
 reporting.   In fulfilling this responsibility, estimates
 and judgments by management are required to assess the
 expected benefits and related costs of controls.   A
 company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation
 of financial statements for external purposes in accordance
with generally accepted accounting principles.   A company's
 internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial
 reporting may not prevent or detect misstatements.   Also,
projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to
prevent or detect misstatements on a timely basis.   A material
weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.



Shareholders and Board of Trustees
Narragansett Insured Tax-Free Income Fund
Page Two




Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight
 Board (United States).   However, we noted no deficiencies in
the Fund's internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of June 30, 2009.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of Narragansett Insured Tax-Free Income Fund and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.





TAIT, WELLER & BAKER LLP

/S/  TAIT, WELLER & BAKER LLP
-----------------------------

Philadelphia, Pennsylvania
August 28, 2009

















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